UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 7, 2014
NUDG MEDIA INC.
(Exact name of registrant as specified in its charter)
Nevada	333-175792	80-0729029
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
711 S. Carson Street Ste. 4 Carson City, Nevada		89701
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		888-332-3660
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective October 7, 2014, Menachem Sofepr resigned as president, chief executive officer, chief financial officer, treasurer, secretary and director of our company.  Mr. Sofepr's resignation was not the result of any disagreement with our company regarding our operations, policies, practices or otherwise.

Effective October 7, 2014, Jade Hall was appointed as president, chief executive officer, chief financial officer, treasurer, secretary and director of our company.

Jade Hall, – President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director

Jade Hall has experience building mature sales and operations cultures, and developing product strategies and has proven experience in marketing and social media which will enhance the advancement of the technology.

We appointed Jade Hall as a member of the board of directors because of her experience and interest in advancing the Nudg technology.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUDG MEDIA INC.
/s/ Jade Hall
Jade Hall
President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director

Date:	October 14, 2014